Exhibit 10.8-1

IMMUCOR, INC.

2003 STOCK OPTION PLAN

As Amended

1.                                       Purpose.  This 2003 STOCK OPTION PLAN (the “Plan”) has been established by Immucor, Inc., a Georgia corporation (the “Company”), to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success.  The Plan will provide a means whereby such persons may purchase shares of the common stock, $0.10 par value, of the Company (“Common Stock”) pursuant to options.

2.                                       Administration.

(a)                                  The authority to manage and control the operation and administration of the Plan shall be vested in a committee (the “Committee”) of at least three (3) members of the Board of Directors to be appointed at the pleasure of the Board of Directors of the Company.

(b)                                 The Committee shall be subject in all respects to the supervisory prerogative of the Board of Directors of the Company.  To the extent permitted by applicable law, the powers of the Committee may be exercised by the Board of Directors, in which case the references to the Committee shall be construed to apply equally to the Board of Directors.

(c)                                  The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose.  Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter relating to the Plan shall be final and binding on all persons.

(d)                                 No member of the Committee shall be liable for any action or determination made in good faith and permitted by the terms of the Plan.

3.                                       Participation.  Subject to the terms of the Plan, the Committee shall determine and designate, from time to time, employees and directors of the Company or any of its subsidiaries to whom options are to be granted (the “Participants”), the number of shares of Common Stock that shall be subject to options granted to each Participant, the terms and conditions of each option, and the voting and transfer restrictions, if any, to which the shares of Common Stock obtainable upon exercise of each option shall be subject.

4.                                       Shares Subject to the Plan.  The shares of stock that may be subject to options under the Plan shall be shares of Common Stock, and may consist of either unissued shares or shares held in the treasury of the Company.  The aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed One Million Six Hundred Fifty Thousand Shares (1,650,000) shares, subject to such adjustments as may take place in accordance with Section 12.  If, as to any number of shares, any option granted pursuant to the Plan expires or terminates while the Plan remains in effect, such number of shares shall again be available for grant under the Plan.

5.                                       Option Price.  The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan, shall be fixed by the Committee on the date the option is granted.

6.                                       Option Expiration Date.  The “Expiration Date” with respect to an option granted to a Participant under the Plan means the date established by the Committee as the date after which the option is not exercisable.

7.                                       Exercise of Option.

(a)                                  Each option shall be exercisable at such time or times as shall be established hereunder.  The Committee may, in its discretion, accelerate the exercisability of any one or more options at any time and for any reason.  A Participant may exercise an option by giving written notice (the “Exercise Notice”) thereof prior to the option’s Expiration Date to the Secretary of the Company at the Company’s corporate headquarters.

(b)                                 The full purchase price of the shares purchased pursuant to the exercise of an option shall be paid in cash or check or by tender of stock certificates in proper form for transfer to the Company representing shares of Common Stock valued at the last sales price of the Common Stock on the preceding business day as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or any successor system, or by any combination of the foregoing, contemporaneously with the giving of the Exercise Notice.  The Committee also may accept in payment of all or part of the purchase price a promissory note of the Participant, except to the extent prohibited by law.  In addition to payment of the full price, the Participant shall pay to the Company at the time of exercise, or shall otherwise make arrangements satisfactory to the Committee regarding payment of, any additional amount that the Committee deems necessary to satisfy the Company’s liability to withhold federal, state or local income or other taxes incurred by reason of exercise of the option.

8.                                       Termination of Employment.  The Committee may specify, with respect to the options granted to any particular Optionee who is an employee of the Company, the effect upon such Optionee’s right to exercise an option of the termination of such Optionee’s employment under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an option, or acceleration of the date at which an option may be exercised in full.

9.                                       Compliance With Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange on which the Common Stock is traded.  Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

10.                                 Transferability and Restrictions Upon Transfer and Voting.  Other than as provided in an Option Agreement (as defined under Section 13 below) in a form approved by the Committee, options under the Plan are not transferable except by will or under the laws of descent and distribution, and options  may be exercised during the lifetime of the Participant only by the Participant.  Shares of Common Stock received upon exercise of options granted under the Plan may be subject to such voting and transfer restrictions as the Committee in its sole discretion shall establish at the time such options are granted.  If the transfer or voting of shares obtained upon exercise of an option is restricted, certificates representing such shares may bear a legend referring to such restrictions.

11.                                 Employment and Shareholder Status.  This Plan, any document describing this Plan, the grant of any option hereunder, and any agreement evidencing the grant of such option shall not be construed to give any Participant or any other person a right to employment or continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause.  The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company.  No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any shares of Common Stock issuable upon exercise of such option until such option is exercised and either (a) certificates representing such shares have been issued and delivered, or (b) in the case of uncertified shares, ownership of such shares has been properly recorded by the transfer agent for the Common Stock.

12.                                 Adjustments and Ownership Changes.

(a)                                  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to options outstanding or to be granted under the Plan shall be proportionately adjusted or modified, and the terms of any outstanding option shall be adjusted or modified accordingly.

(b)                                 Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an “Ownership Change”), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the options theretofore granted hereunder.

(c)                                  Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a “Termination Event”), the Committee may, in its discretion, accelerate the exercisability of any one or more options in accordance with Section 7.  It is the policy of the Company that the decision whether to accelerate the exercisability of outstanding options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the shareholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company’s business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment.  Whether or not such acceleration occurs, all outstanding exercisable and non-exercisable options shall be canceled to the extent they remain unexercised at the time such transaction is consummated.

(d)                                 In no event shall any fraction of a share of stock be issued upon the exercise of an option.

13.                                 Agreement With Company.  At the time of a grant of an option, the Committee shall require a Participant to enter into a written agreement with the Company in a form specified by the Committee (the “Option Agreement”). The Option Agreement shall reflect the Participant’s agreement to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.  No option purported to be granted pursuant to the Plan shall be valid or binding on the Company unless evidenced by an Option Agreement approved by the Committee.

14.                                 Amendment and Termination of Plan.  The Board of Directors of the Company may at any time amend, suspend or terminate the Plan.  No amendment, suspension or termination of the Plan (other than in connection with such actions as are expressly authorized in the Plan) shall adversely affect or impair any option previously granted under the Plan without the consent of the holder thereof.